    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1999
                                                      REGISTRATION NO. 333-70915

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

          ------------------------------------------------------------
                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

          ------------------------------------------------------------
                               FAXSAV INCORPORATED

             (Exact name of Registrant as specified in its Charter)

          ------------------------------------------------------------

        DELAWARE                                          11-3025769
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                   Identification Number)

                  399 THORNALL STREET, EDISON, NEW JERSEY 08837
                                 (732) 906-2000
               (Address, including zip code, and telephone number,
        Including Area Code, Of Registrant's Principal Executive Offices)
          ------------------------------------------------------------
                               THOMAS F. MURAWSKI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               FAXSAV INCORPORATED
                               399 THORNALL STREET
                            EDISON, NEW JERSEY 08837
                                 (732) 906-2000
            (Name, address, including zip code, and telephone number,
              including area code, of agent for service of process)
          ------------------------------------------------------------
                                   COPIES TO:
                           RICHARD R. PLUMRIDGE, ESQ.
                             GARY N. PAPILSKY, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                            1633 BROADWAY, 47TH FLOOR
                            NEW YORK, NEW YORK 10019
                                  (212)581-1600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after this Registration Statement is declared effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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

PROSPECTUS

                                 709,677 SHARES
                               FAXSAV INCORPORATED
                                  COMMON STOCK
                                 --------------

     This prospectus relates to the resale, which is not being underwritten, of up to 709,677 shares of our common stock held by a current stockholder and warrantholder.

     The prices at which the stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.


     Our common stock is quoted on the Nasdaq National Market under the symbol FAXX. On February 11, 1999, the last reported sales price of our common stock was $7.9375.


                                   ----------



THE SHARES OF COMMON STOCK OF FAXSAV OFFERED OR SOLD UNDER THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.


                                   ----------

     Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is February 12, 1999

         We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.


                                TABLE OF CONTENTS


                                                                                                              PAGE

THE COMPANY.......................................................................................................2
RISK FACTORS......................................................................................................3
FORWARD-LOOKING INFORMATION......................................................................................11
USE OF PROCEEDS..................................................................................................11
PLAN OF DISTRIBUTION.............................................................................................12
SELLING STOCKHOLDER..............................................................................................14
WHERE YOU CAN FIND MORE INFORMATION..............................................................................15
LEGAL MATTERS....................................................................................................15
EXPERTS..........................................................................................................15



                                   THE COMPANY

     FaxSav was incorporated in Delaware in November 1989 under the name Digitran Corporation and changed its name to FaxSav Incorporated in February 1996. Our principal executive offices are located at 399 Thornall Street, Edison, New Jersey 08837. Our telephone number is (732) 906-2000.

                                  RISK FACTORS

     INVESTING IN THE SHARES OF COMMON STOCK INVOLVES RISKS AND YOU SHOULD NOT INVEST UNLESS YOU CAN AFFORD TO LOSE THE ENTIRE AMOUNT OF YOUR INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE PURCHASING ANY SHARES OF COMMON STOCK .


WE HAVE A HISTORY OF OPERATING LOSSES


     From our inception in 1989 through the nine month period ended September 30, 1998, we have experienced significant operating losses. We incurred operating losses of $4.1 million, $7.5 million and $7.1 million during the years ended December 31, 1995, 1996 and 1997, respectively, and $6.0 million during the nine months ended September 30, 1998. We currently anticipate that we will have additional operating losses as we attempt to expand our business and we may not have positive operating income in the future. As of September 30, 1998, we had an accumulated deficit of $38.1 million.

     Since inception, we have incurred substantial costs to develop and enhance our technology and to create, introduce and enhance our service and product offerings. We intend to continue these efforts and, in addition, to increase our marketing spending. We recently announced a new marketing campaign which will involve significant expenditures by us, including the hiring of an outside advertising agency. There can be no assurance that our new marketing campaign will be successful or that it will result in any increase in revenues.


WE MAY NOT BE ABLE TO USE OUR NET OPERATING LOSS CARRYFORWARDS


     We generated net operating loss ("NOL") carryforwards for income tax purposes of approximately $30.0 million through December 31, 1997. These NOL carryforwards have been recorded as a deferred tax asset of approximately $9.5 million. Based on our history of operating losses and other presently known factors, management has determined that it is more likely than not that we will be unable to generate sufficient taxable income prior to the expiration of these NOL carryforwards in order to receive the benefit of them and has accordingly reduced our deferred tax assets to zero with a full valuation allowance.


WE FACE INTENSE COMPETITION

     The market for facsimile transmission services is intensely competitive and the industry is characterized by low barriers to entry. We expect that competition will intensify in the future. We believe that our ability to compete successfully will depend upon a number of factors, including:

     -   market presence;

     -   the capacity, reliability and security of our network infrastructure;

     -   the pricing policies of our competitors and suppliers;

     - the timing of introductions of new services and service enhancements by us and our competitors; and

     -   industry and general economic trends.

     Our current and future competitors generally fall into the following groups:

     - TELECOMMUNICATIONS COMPANIES, such as AT&T, MCI WorldCom, Sprint and the regional Bell operating companies, and telecommunications resellers;

     - INTERNET SERVICE PROVIDERS, such as Uunet Technologies, Inc., a subsidiary of MCI WorldCom, Inc., and NETCOM On-Line Communications, Inc.;

     - ON-LINE SERVICES PROVIDERS, such as Microsoft Corporation and America Online, Inc.; and

     - DIRECT FAX DELIVERY COMPETITORS, including Xpedite Systems, Inc. and UNIFI Communications, Inc.

       Many of these competitors have greater market presence, engineering and marketing capabilities, and financial, technological and personnel resources than we do. As a result, they may be able to:

     - develop and expand their communications and network infrastructures more quickly;

     - adapt more swiftly to new or emerging technologies and changes in customer requirements;

     -   take advantage of acquisition and other opportunities more readily; and

     - devote greater resources to the marketing and sale of their products and services than we can.


     Further, the foundation of our telephony network infrastructure consists of the right to use the telecommunications lines of several of the above-mentioned long distance carriers, including MCI WorldCom. There can be no assurance that these companies will not discontinue or otherwise change their relationships with us in a manner that would have a material adverse effect upon our business, financial condition and results of operations. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their services to address the needs of our current and prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

     In addition to direct competitors, many of our larger potential customers may seek to internally fulfill their fax communication needs through the deployment of their own computerized fax communications systems or network infrastructures for intra-company faxing. Increased competition is likely to result in price reductions and could result in reduced gross margins and erosion of our market share, any of which would have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressures will not have a material adverse effect on our business, financial condition and results of operations.

     On August 7, 1997, the Federal Communications Commission (the "FCC") issued new rules which may significantly reduce the cost of international calls originating in the United States. The five-year phase-in period began on January 1, 1998. To the extent that these new regulations are implemented and result in reductions in the cost of international calls originating in the United States, we will face increased competition for our international fax services which may have a material adverse effect on our business, financial condition or results of operations.

POSSIBLE DELISTING FROM NASDAQ

     Our common stock is currently traded on the Nasdaq National Market ("Nasdaq"). In order to continue to trade on Nasdaq, Nasdaq generally requires, among other things, that we maintain at least $4.0 million in net tangible assets. In the past, we have not been in compliance with this requirement. We believe that we are currently in compliance with Nasdaq's requirements. However, if in the future we are unable to satisfy Nasdaq's requirements, our securities may be delisted from Nasdaq. There can be no assurance that our common stock will not be delisted, which would materially affect your ability to buy or sell shares of our common stock.


WE MAY NEED MORE CAPITAL FOR FUTURE NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING; DILUTION


     We believe that our current cash and cash equivalents will be sufficient to meet our presently anticipated cash needs for working capital and our capital expenditure requirements through at least December 31, 1999. However, our cash requirements may vary materially from those now planned as a result of unforeseen changes that could consume a significant portion of our available resources before such time. To the extent that funds expected to be generated from our operations are insufficient to meet current or planned operating requirements or to maintain a Nasdaq listing, we will seek to obtain additional funds through bank facilities, equity or debt financing, collaborative or other arrangements with corporate partners and from other sources. See "--Possible Delisting from Nasdaq." Additional funding may not be available when needed or on terms acceptable to us, which could have a material adverse effect on our business, financial condition and results of operations. If adequate funds are not available, we may be required to delay or to eliminate certain expenditures or to license to third parties the rights to commercialize technologies that we would otherwise seek to develop ourselves. In addition, in the event that we obtain any additional funding, such financings may have a dilutive effect on the holders of our securities.


LIMITED PROTECTION OF INTELLECTUAL PROPERTY RIGHTS; RISK OF THIRD PARTY CLAIMS OF INFRINGEMENT


     Our success is dependent upon our proprietary technology. We rely primarily on a combination of contract, copyright and trademark law, trade secrets, confidentiality agreements and contractual provisions to protect our proprietary rights. We were granted a patent related to our faxSAV Connector and have a patent application pending for our "e-mail Stamps" security technology incorporated into our faxMailer service. There can be no assurance that a patent will issue from such application or that present or future patents will provide sufficient protection to our present or future technologies, services and processes. In addition, there can be no assurance that others will not independently develop substantially equivalent proprietary information or obtain access to our know-how. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States. There can be no assurance that the steps taken by us to protect our proprietary rights will be adequate or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technologies.

     There can be no assurance that other third parties will not assert infringement claims against us in the future. Patents have been granted recently on fundamental technologies in the communications and desktop software areas, and patents may issue which relate to fundamental technologies incorporated in our services. As patent applications in the United States are not publicly disclosed until the patent issues, applications may have been filed which, if issued as patents, could relate to our services. We could incur substantial costs and diversion of management resources with respect to the defense of any claims that we have infringed upon the proprietary rights of others, which costs and diversion could have a material adverse effect on our business, financial condition and results of operations. Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block our ability to license and sell our services in the United States or abroad. Any such judgment could have a material adverse effect on our business, financial condition and results of operations. In the event a claim relating to proprietary technology or information is asserted against us, we may seek licenses to such intellectual property. There can be no assurance, however, that licenses could be obtained on terms acceptable to us, or at all. The failure to obtain any necessary licenses or other rights could have a material adverse effect on our business, financial condition and results of operations.


QUARTERLY FLUCTUATIONS; POSSIBLE VOLATILITY OF OUR STOCK PRICE

     We may experience significant quarter to quarter fluctuations in our results of operations, which may result in volatility in the price of our common stock. Quarterly results of operations may fluctuate as a result of a variety of factors, including:

     -   demand for our services;

     - the introduction of new services and service enhancements by us or our competitors;

     -   market acceptance of new services;

     - the mix of revenues between Internet-based versus telephony-based deliveries;

     -   the timing of significant marketing programs;

     -   the number and timing of the hiring of additional personnel;

     -   competitive conditions in the industry; and

     -   general economic conditions.


      Our revenues are difficult to forecast. Shortfalls in revenues may adversely and disproportionately affect our results of operations because a high percentage of our operating expenses are relatively fixed, and planned expenditures, such as the anticipated expansion of our Internet infrastructure, are based primarily on sales forecasts. In addition, the stock market in general has experienced extreme price and volume fluctuations which have affected the market price of securities of many companies in the telecommunications and technology industries and which may have been unrelated to the operating performance of such companies. These market fluctuations may adversely affect the market price of our common stock. Accordingly, we believe that period to period comparisons of results of operations are not necessarily meaningful and should not be relied upon as an indication of future results of operations. There can be no assurance that we will be profitable in any future quarter. Due to the foregoing factors, it is likely that in one or more future quarters our operating results will be below the expectations of public market analysts and investors. Such an event would have a material adverse effect on the price of our common stock.

DEPENDENCE ON NETWORK INFRASTRUCTURE; NO ASSURANCE OF ADDITIONAL
INTERNET-CAPABLE NODE DEPLOYMENT

     Our future success will depend in part upon the capacity, reliability and security of our network infrastructure and in part upon our ability to expand the deployment of an international network of Internet-capable facsimile nodes. We must continue to expand and adapt our network infrastructure as the number of customers and the volume of traffic they wish to transmit increases. The expansion and adaptation of our network infrastructure will require substantial financial, operational and management resources.

      There can be no assurance that we will be able to expand or adapt our network infrastructure to meet any additional demand on a timely basis, at a commercially reasonable cost, or at all. In addition, there can be no assurance that we will be able to deploy additional contemplated Internet-capable facsimile nodes on a timely basis, at a commercially reasonable cost, or at all. Any failure to expand our network infrastructure on a timely basis, to adapt it to changing customer requirements or evolving industry standards or to complete the development of the contemplated Internet-capable facsimile node infrastructure on a timely basis would have a material adverse effect on our business, financial condition and results of operations. Further, there can be no assurance that we will be able to satisfy the regulatory requirements in each of the countries currently targeted for node deployment, which may prevent us from installing Internet-capable facsimile nodes in such countries and may have a material adverse effect on our business, financial condition and results of operations.

DEPENDENCE ON THE INTERNET AS A LOW-COST FACSIMILE TRANSMISSION MEDIUM; NO ASSURANCE OF INCREASED MARKET ACCEPTANCE

     We believe that our future success will depend in part upon our ability to significantly expand our base of Internet-capable nodes and route more of our customers' traffic through the Internet. Our success is therefore largely dependent upon the viability of the Internet as a medium for the transmission of documents. There can be no assurance that document transmission over the Internet will continue to be reliable or that Internet capacity constraints will not develop which inhibit efficient document transmission.

      We access the Internet from our Internet-capable nodes by dedicated connection to third party internet service providers. We pay fixed monthly fees for such Internet access, regardless of our usage or the volume of our customers' traffic. There can be no assurance that the current pricing structure for access to and use of the Internet will not change unfavorably. If material capacity constraints develop on the Internet or the current Internet pricing structure changes unfavorably, our business, financial condition and results of operations would be materially and adversely affected. In addition, our future success is dependent upon the increased acceptance by potential customers of the Internet as the preferred medium for transmission of documents. There can be no assurance that such market acceptance shall continue to increase. Lack of increased market acceptance would materially and adversely affect our business, financial condition and results of operations.

NO ASSURANCE OF SUCCESSFUL MANAGEMENT OF GROWTH

     We have rapidly and significantly expanded our operations and anticipate that significant expansion will continue to be required in order to address potential market opportunities. There can be no assurance that such expansion will be successfully completed or that it will generate sufficient revenues to cover our expenses. Our inability to promptly address and respond to these circumstances could have a material adverse effect on our business, financial condition and results of operations.

RAPID INDUSTRY CHANGE

     The telecommunications industry in general, and the facsimile transmission business in particular, are characterized by rapid and continuous technological change. Future technological advances in the telecommunications industry may result in the availability of new services or products that could compete with the facsimile transmission services we provide or reduce the cost of existing products or services, any of which could enable our existing or potential customers to fulfill their fax communications needs more cost efficiently. There can be no assurance that we will be successful in developing and introducing new services that meet changing customer needs and respond to technological changes or evolving industry standards in a timely manner, if at all, or that services or technologies developed by others will not render our services noncompetitive. Our inability to respond to changing market conditions, technological developments, evolving industry standards or changing customer requirements, or the development of competing technology or products that render our services noncompetitive would have a material adverse effect on our business, financial condition and results of operations.


RISK OF SYSTEM FAILURE; SECURITY RISKS

     Our operations are dependent on our ability to protect our network from interruption by:

     -   damage from fire;

     -   earthquake;

     -   power loss;

     -   telecommunications failure;

     -   unauthorized entry;

     -   computer viruses; or

     -   other events beyond our control.


      Most of our current computer hardware and switching equipment, including our processing equipment, is currently located at three sites. There can be no assurance that our existing and planned precautions of backup systems, regular data backups and other procedures will be adequate to prevent significant damage, system failure or data loss. Despite the implementation of security measures, our infrastructure may also be vulnerable to computer viruses, hackers or similar disruptive problems caused by our customers or other Internet users. Persistent problems continue to affect public and private data networks, including computer break-ins and the misappropriation of confidential information. Such computer break-ins and other disruptions may jeopardize the security of information stored in and transmitted through the computer systems of the individuals, businesses and financial institutions utilizing our services. This may result in significant liability to us and also may deter potential customers from using our services. Any damage, failure or security breach that causes interruptions or data loss in our operations or in the computer systems of our customers could have a material adverse effect on our business, financial condition and results of operations.


DEPENDENCE UPON SUPPLIERS; SOLE AND LIMITED SOURCES OF SUPPLY


     We rely on third parties to supply key components of our network infrastructure, including long distance telecommunications services and telecommunications node equipment, many of which are available only from sole or limited sources. MCI WorldCom is our primary provider of long distance telecommunications services. We have from time-to-time experienced partial interruptions of service from our telecommunications carriers which have temporarily prevented customers in limited geographical areas from reaching the FaxSav network. There can be no assurance that we will not experience partial or complete service interruptions in the future. There can be no assurance that MCI WorldCom and our other telecommunications providers will continue to provide long distance services to us at attractive rates, or at all, or that we will be able to obtain such services in the future from these or other long distance providers on the scale and within the time frames we require. Any failure to obtain such services on a timely basis at an affordable cost, or any significant delays or interruptions of service from such carriers, would have a material adverse effect on our business, financial condition and results of operations.

     All of the faxboards used in our telecommunications nodes are supplied by Brooktrout Technology, Inc. We purchase Brooktrout faxboards on a non-exclusive basis pursuant to purchase orders placed from time-to-time, carry a limited inventory of faxboards and have no guaranteed supply arrangement with Brooktrout. In addition to faxboards, many of the routers, switches and other hardware components used in our network infrastructure are supplied by sole or limited sources on a non-exclusive, purchase order basis. There can be no assurance that Brooktrout or our other suppliers will not enter into exclusive arrangements with our competitors, or cease selling these components to us at commercially reasonable prices, or at all.

     The anticipated expansion of our network infrastructure is expected to place a significant demand on our suppliers, some of which have limited resources and production capacity. In addition, certain of our suppliers, in turn, rely on sole or limited sources of supply for components included in their products. Should our suppliers fail to adjust to meet such increasing demand, they may be unable to continue to supply components and products in the quantities and quality and at the times required by us, or at all. Our inability to obtain sufficient quantities of sole or limited source components or to develop alternative sources if required could result in delays and increased costs in the expansion of our network infrastructure or in our inability to properly maintain the existing network infrastructure, which would have a material adverse effect on our business, financial condition and results of operations.

RISK OF SOFTWARE DEFECTS OR DEVELOPMENT DELAYS

     Software-based services and equipment, such as our faxSAV for Internet suite of services and the faxSAV Connector, may contain undetected errors or failures when introduced or when new versions are released. There can be no assurance that, despite testing by us and by current and potential customers, errors will not be found in such software or other releases after commencement of commercial shipments, or that we will not experience development delays, resulting in delays in the shipment of software and a loss of or delay in market acceptance, any of which could have a material adverse effect on our business, financial condition and results of operations.

DEPENDENCE ON KEY PERSONNEL

     Our future performance depends in significant part upon the continued service of our key technical, sales and senior management personnel, none of whom is bound by an employment agreement. Competition for such personnel is intense, and there can be no assurance that we can retain our key technical, sales and managerial employees or that we can attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future.


RELIANCE ON INTERNATIONAL STRATEGIC ALLIANCES


     We have established and intend to expand an international customer base by forming strategic sales and marketing alliances with foreign Internet service providers, telecommunications companies and resellers. There can be no assurance that we will be able to establish additional strategic alliances or to maintain such strategic alliances. Our success in expanding our international customer base depends not only on the formation of additional strategic alliances but also on the success of these partners and their ability to market our services. The failure to maintain such strategic alliances or the failure of these partners to successfully develop and sustain a market for our services will have a material adverse effect on our ability to expand our international customer base, which could have a material adverse effect on our business, financial condition and results of operations.


 RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS


     In 1997, we derived approximately $2.3 million, or 13.2% of our total revenues, from customers outside of the United States. We expect that such revenues will represent an increasing percentage of our total revenues in the future. Risks inherent in our international business activities generally include foreign currency exchange risk, unexpected changes in regulatory requirements, tariffs and other trade barriers, costs of localizing products for foreign countries, lack of acceptance of localized products in foreign markets, longer accounts receivable payment cycles, difficulties in managing international operations, potentially adverse tax consequences, and the burdens of complying with a wide variety of foreign laws. There can be no assurance that such factors will not have a material adverse effect on our future international revenues and, consequently, on our business, financial condition and results of operations.

YEAR 2000 COMPLIANCE

     Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than a year, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements or risk system failure or miscalculations causing disruptions of normal business activities.


     STATE OF READINESS. We have conducted a study of the Year 2000 readiness of our information technology ("IT") systems, including our computing and networking systems, and our non-IT systems. Our study consisted of:

    - contacting third-party vendors and licensors of material hardware, software and services that are both directly and indirectly related to the delivery of the our faxSAV for internet suite of services and the faxSAV Connector;

    -   contacting vendors of material non-IT systems;

    -   assessment of repair or replacement requirements; and

    -   repair or replacement.


     We intend to conduct a test our IT systems to verify the results of our study prior to the year 2000. We have been informed by many of our vendors of material hardware and software components of our IT systems that the products that we use are currently Year 2000 compliant. The computing systems that provide application layer services (i.e., FaxSav customer services) within the FaxSav network are based upon some variant of the Unix operating system, which adequately represents dates beyond the year 2000. Many of the computing systems that support the internal operations of our business have the similar capacity to represent dates beyond the year 2000. In addition, for all of our internal accounting applications, we have purchased new accounting system software that the manufacturer specifies as Year 2000 compliant. We will require vendors of our other material hardware and software components of our IT systems to provide assurances of their Year 2000 compliance, and we plan to complete this process during the first half of 1999. We will also seek assurances of Year 2000 compliance from providers of our material non-IT systems.

     COSTS. To date, we have not incurred any material expenditures in connection with identifying or evaluating Year 2000 compliance issues. Most of our expenses have related to, and are expected to continue to relate to, the operating costs associated with time spent by employees in the evaluation process and Year 2000 compliance matters generally. Our expected cost to implement the new accounting software mentioned above is approximately $0.2 million.

     RISKS. We are not currently aware of any Year 2000 compliance problems relating to the faxSAV for internet suite of services, the faxSAV Connector or our other IT or non-IT systems that would have a material adverse effect on our business, financial condition and results of operations, without taking into account our efforts to avoid or fix such problems. There can be no assurance that our software contains all necessary date code changes or that all problems can be identified by our study and subsequent testing. Compliance with Year 2000 requirements may disrupt our ability to continue developing and marketing facsimile transmission products and services. The failure to adequately address Year 2000 compliance issues in our products and services, and in our IT and non-IT systems could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend.

     In addition, there can be no assurance that governmental agencies, utility companies, Internet access companies, third-party service providers and others outside of our control will be Year 2000 compliant. The failure by such entities to be Year 2000 compliant could result in a systemic failure beyond our control, such as a prolonged Internet, telecommunications or electrical failure, which could also prevent us from delivering services to our customers, which could have a material adverse effect on our business, financial condition and results of operations.

     CONTINGENCY PLAN. As discussed above, we intend to conduct further tests of our Year 2000 compliance to confirm the results of our study, and have not yet developed any contingency plans. The results of our tests and the responses received from third-party vendors and service providers will be taken into account in determining the nature and extent of any contingency plans.


WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION WHICH COULD NEGATIVELY IMPACT OUR BUSINESS


     We are subject to regulation by various state public service and public utility commissions and by various international regulatory authorities. We are licensed by the FCC as an authorized telecommunications company and are classified as a "non-dominant interexchange carrier." Generally, the FCC has chosen not to exercise its statutory power to closely regulate the charges or practices of non-dominant carriers. Nevertheless, the FCC acts upon complaints against such carriers for failure to comply with statutory obligations or with the FCC's rules, regulations and policies. The FCC also has the power to impose more stringent regulatory requirements on us and to change our regulatory classification. There can be no assurance that the FCC will not change our regulatory classification or otherwise subject us to more burdensome regulatory requirements.

     In connection with the deployment of Internet-capable nodes in countries throughout the world, we are required to satisfy a variety of foreign regulatory requirements. We intend to explore and seek to comply with these requirements on a country-by-country basis as the deployment of Internet-capable facsimile nodes continues. There can be no assurance that we will be able to satisfy the regulatory requirements in each of the countries currently targeted for node deployment, and the failure to satisfy such requirements may prevent us from installing Internet-capable facsimile nodes in such countries. The failure to deploy a number of such nodes could have a material adverse effect on our business, operating results and financial condition.

     Our nodes and FAXLAUNCHER service utilize encryption technology in connection with the routing of customer documents through the Internet. The export of such encryption technology is regulated by the United States government. We have the authority to export such encryption technology except to Cuba, Iran, Iraq, Libya, North Korea and Rwanda. Nevertheless, there can be no assurance that such authority will not be revoked or modified at any time for any particular jurisdiction or in general. In addition, there can be no assurance that such export controls, either in their current form or as may be subsequently enacted, will not limit our ability to distribute our services outside of the United States or electronically. While we take precautions against unlawful exportation of our software, the global nature of the Internet makes it virtually impossible to effectively control the distribution of our services. Moreover, future Federal or state legislation or regulation may further limit levels of encryption or authentication technology. Any such export restrictions, the unlawful exportation of our services, or new legislation or regulation could have a material adverse effect on our business, financial condition and results of operations.


FUTURE SALES OF OUR COMMON STOCK COULD CAUSE THE PRICE OF OUR SHARES TO DECLINE AND EFFECT OUR ABILITY TO RAISE CAPITAL


     The market price of our common stock could drop as a result of sales of substantial amounts of common stock in the public market during and after this offering, or the perception that such sales could occur. In addition to the shares being sold pursuant to this registration statement, additional registration statements are in effect covering the sale of up to 2,000,000 shares of our common stock. Such a price drop may make it more difficult for us to raise the capital necessary to fund our future operations by selling common stock. As of December 27, 1998, without taking into account shares of common stock issued upon exercise of stock options, warrants or other rights to acquire common stock after such date, we had outstanding 13,259,042 shares of common stock.

     The shares being sold pursuant to this registration statement and substantially all of the shares of common stock already outstanding will be freely tradeable in the public market without restriction under the Securities Act, except that any shares held by our "affiliates", as such term is defined in Rule 144(a) under the Securities Act ("Affiliates"), may generally only be sold in compliance with the applicable provisions of Rule 144 of the Securities Act. In general, under Rule 144 an Affiliate is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock (approximately 132,590 shares) or the average weekly trading volume in our common stock on Nasdaq during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain provisions relating to the manner and notice of sale and the availability of current public information about us.

     Additional shares of common stock, including shares issuable upon exercise of options, warrants and other rights to acquire common stock, will also become eligible for sale in the public market from time to time in the future. Furthermore, certain holders of common stock have the right to cause us to register their shares under the Securities Act in the future. We are required to bear the expenses of all such required registrations (except underwriting discounts and commissions). We are required to use our best efforts to effect such registrations, subject to certain conditions and limitations.


OUR ARTICLES OF INCORPORATION AND BYLAWS AND DELAWARE LAW MAY INHIBIT A TAKEOVER OF FAXSAV


     Our Sixth Amended and Restated Certificate of Incorporation authorizes the Board of Directors to issue, without stockholder approval, up to 1,000,000 shares of preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of common stock. The Certificate of Incorporation also provides for staggered terms for the members of the Board of Directors. In addition, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law, which will generally prohibit us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The foregoing and other provisions of the Certificate of Incorporation and our By-laws, as amended and the application of Section 203 of the Delaware General Corporation Law could have the effect of deterring certain takeovers or delaying or preventing certain changes in our control or management, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

NO DIVIDENDS

     We have never paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future.


                           FORWARD-LOOKING INFORMATION

     This prospectus includes "forward-looking statements" regarding future events or our future performance within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this prospectus or incorporated herein by reference regarding our financial position and business strategy may constitute forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can not guarantee that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations ("cautionary statements") are listed in this prospectus, and they include the forward-looking statements under "risk factors." All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements.



                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares. All proceeds will be received by the selling stockholder. See "Selling Stockholder."

                              PLAN OF DISTRIBUTION

     FaxSav is registering all 709,677 shares on behalf of the Selling Stockholder. All of the shares either originally were issued by us or will be issued upon exercise of warrants to acquire shares of our common stock in connection with the recent purchase by The Tail Wind Fund Ltd. of 645,161 shares of our common stock and warrants to purchase 64,516 shares of our common stock pursuant to a Purchase Agreement. Should FaxSav sell common stock or rights to acquire common stock within a period ending the later of:

    -   December 28, 1999; and

    -   nine months after the effective date of this registration statement at a price less than $5.425 per share, FaxSav will be required to issue additional shares to Tail Wind so that the purchase price of the shares that Tail Wind has purchased is reduced to the lower price. The above provision does not apply to:

      (a) sales of fewer than 50,000 shares of common stock in any one transaction or related transactions, subject to a limit of 150,000 shares pursuant to this exclusion;

      (b) sales of shares by FaxSav upon conversion or exercise of any convertible securities, options or warrants outstanding 30 days prior to the date of the Purchase Agreement, if the conversion price was fixed as of December 24, 1998; and


     (c) sales of shares by FaxSav pursuant to the provisions of any stockholder-approved employee benefit or incentive plan.

     FaxSav will receive no proceeds from this offering. The Selling Stockholder named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from the Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus (collectively, the "Selling Stockholder") may sell the shares from time to time. The Selling Stockholder will act independently of FaxSav in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Stockholder may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:


    - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

    -   an exchange distribution in accordance with the rules of such exchange;

    - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

    -   in privately negotiated transactions.


     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in the resales.

     The Selling Stockholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder also may sell shares short and redeliver the shares to close out such short positions. The Selling Stockholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Stockholder also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the Selling Stockholder may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the Selling Stockholder may be deemed to be an "underwriter" within the meaning of
Section 2(11) of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Stockholder has advised FaxSav that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Stockholder.

     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholder. FaxSav will make copies of this prospectus available to the Selling Stockholder and has informed it of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

     FaxSav will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:


    - the name of the Selling Stockholder and of the participating broker-dealer(s);

    -   the number of shares involved;

    -   the price at which such shares were sold;

    - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

    - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

    -   other facts material to the transaction.



     In addition, upon being notified by the Selling Stockholder that a donee or pledgee intends to sell more than 500 shares, FaxSav will file a supplement to this prospectus.

     FaxSav will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sales of the shares. The Selling Stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. FaxSav and the Selling Stockholder have agreed to indemnify each other against certain liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

                               SELLING STOCKHOLDER

     The following table sets forth, as of January 14, 1999, the number of shares owned by the Selling Stockholder. The Selling Stockholder has not had a material relationship with FaxSav within the past three years other than as a result of the ownership of the shares or other securities of FaxSav. No estimate can be given as to the amount of shares that will be held by the Selling Stockholder after completion of this offering because the Selling Stockholder may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the Selling Stockholder named below.


                                                            Percent of        Number of Shares
                                     Number of Shares       Outstanding          Registered
   Name of Selling Stockholder      Beneficially Owned        Shares         for Sale Hereby(1)
   ---------------------------      ------------------        ------         ------------------
                                                                5%
The Tail Wind Fund Ltd.(2)........       709,677                                   709,677
                                         -------                                   -------
         TOTAL....................       709,677                                   709,677
                                         -------                                   -------
                                         -------                                   -------

         (1) This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock divided, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of FaxSav's outstanding shares of common stock.

         (2) Includes 64,516 shares issuable upon the exercise of a Warrant. Pursuant to a Purchase Agreement between FaxSav and Tail Wind, FaxSav may be required to issue additional shares to Tail Wind under certain circumstances. See "Plan of Distribution."

     We have agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep this Registration Statement effective so long as the Selling Stockholder desires to dispose of the securities covered by this Registration Statement, or if earlier, at such time when the Selling Stockholder could sell all of such securities under Rule 144(k).

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any further filings made with the SEC under Section 13a, 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed.

     (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (2) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

     (3) Our Proxy Statement in connection with our Annual Meeting of the Stockholders held on May 28, 1998; and

     (4) Our Current Report on Form 8-K filed on September 23, 1998.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

     Peter S. Macaluso
     Vice President and Chief Financial Officer
     FaxSav Incorporated
     399 Thornall Street
     Edison, N.J.  08837
     732-906-2000

     You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than on the front of this document.



                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for FaxSav by Brobeck, Phleger & Harrison LLP, New York, New York.


                                     EXPERTS

     The balance sheets as of December 31, 1997 and 1996 and the statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus, have been incorporated herein, in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 709,677 SHARES

                               FAXSAV INCORPORATED

                                  COMMON STOCK

                                   PROSPECTUS



                                February 12, 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an estimate of the expenses to be incurred by FaxSav Incorporated in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by FaxSav
Incorporated:

                                                                   Amount to
                                                                    Be Paid
                                                                ----------------
Nasdaq Listing Application............................               $12,903
SEC Registration Fee..................................                 1,209
Legal Fees and Expenses...............................                10,000
Accounting Fees and Expenses..........................                10,000
Miscellaneous.........................................                 5,888
                                                                   ---------
Total.................................................              $ 40,000
                                                                   ---------
                                                                   ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article IX of the Registrant's Sixth Amended and Restated Certificate of Incorporation provides for indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

     FaxSav Incorporated has purchased liability insurance on behalf of its directors and officers for liabilities arising out of their capacities as such.

ITEM 16.  EXHIBITS

     The following is a list of Exhibits filed as part of the Registration
Statement:

3.1 Registrant's Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, Registration No. 333-09613 ("Registrant's Registration Statement")).

3.2 By-laws of the Registrant (incorporated by reference to Exhibits 3.4 and 3.5 to the Registrant's Registration Statement).
4.1 Specimen certificate for shares of the Registrant's Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement).
4.2 Provisions of the Articles of Incorporation and By-laws of the Registrant defining rights of holders of Common Stock of the Registrant (incorporated herein by reference to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5 to the Registrant's Registration Statement).
5.1    Opinion of Brobeck, Phleger & Harrison LLP.


10.1 Purchase Agreement, dated December 24, 1998, between the Registrant and The Tail Wind Fund Ltd.


10.2 Common Stock Warrant between the Registrant and The Tail Wind Fund Ltd., dated December 28, 1998.
23.1 Consent of Brobeck, Phleger & Harrison LLP (included in the opinion filed as Exhibit 5.1).
23.2   Consent of PricewaterhouseCoopers LLP, independent accountants.*
       24.1 Power of Attorney (included with signature page).
----------
*      Filed herewith.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities offered hereby, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison, State of New Jersey, on February 12, 1999.

                           FAXSAV INCORPORATED

                           By:  /S/ THOMAS F. MURAWSKI
                                ------------------------------------------------
                                Thomas F. Murawski, Chairman of the Board of
                                Directors, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 12, 1999.




                     SIGNATURE                                          TITLE

              /S/ THOMAS F. MURAWSKI
----------------------------------------------       Chairman of the Board of Directors, President and Chief
                    Thomas F. Murawski               Executive Officer (principal executive officer)



              /S/ PETER S. MACALUSO*
----------------------------------------------
                  Peter S. Macaluso                  Vice President and Chief Financial Officer (principal
                                                     financial and accounting officer)

              /S/ JEFFREY M. DRAZAN*
----------------------------------------------
                  Jeffrey M. Drazan                  Director

               /S/ PETER A. HOWLEY*
----------------------------------------------
                   Peter A. Howley                   Director

                /S/ ROBERT LABANT*
----------------------------------------------
                    Robert Labant                    Director

*By:          /S/ THOMAS F. MURAWSKI
----------------------------------------------
                 Thomas F. Murawski
                  Attorney-in-Fact


                                  EXHIBIT INDEX


   EXHIBIT
     NO.                                               DESCRIPTION                                            PAGE
   -------                                             -----------                                            -----

    3.1         Registrant's Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1,
                Registration No. 333- 09613 ("Registrant's Registration Statement").......................

    3.2         By-Laws of the Registrant (incorporated by reference to Exhibit 3.4 and 3.5 to the
                Registrant's Registration Statement)......................................................

    4.1         Specimen certificate for shares of the Registrant's Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement)......................

    4.2         Provisions of the Articles of Incorporation and By-laws of the Registrant defining rights of holders of Common Stock of the Registrant (incorporated herein by reference to
                Exhibits 3.1., 3.2, 3.3, 3.4 and 3.5 to the Registrant's Registration Statement)..........

    5.1         Opinion of Brobeck, Phleger & Harrison LLP................................................

   10.1         Purchase Agreement, dated December 24, 1998, between the Registrant and The Tail Wind
                Fund Ltd..................................................................................

   10.2         Common Stock Warrant between the Registrant and The Tail Wind Fund Ltd., dated December
                28, 1998..................................................................................

   23.1         Consent of Brobeck, Phleger & Harrison LLP (included in the opinion filed as Exhibit 5.1)......................................................................

   23.2         Consent of PricewaterhouseCoopers LLP, independent accountants*...........................

   24.1         Power of Attorney (included with signature page)..........................................


----------
*  Filed herewith.